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Exhibit (a)(1)(E)

OFFER TO PURCHASE FOR CASH
All Outstanding Shares of Common Stock
(Including the Associated Rights) and
All Outstanding Shares of Preferred Stock
of
COMPUTER SOFTWARE INNOVATIONS, INC.
at
$1.10 Net Per Share
by
NHCC MERGER CORP.,
a direct, wholly-owned subsidiary of
N. HARRIS COMPUTER CORPORATION,
a direct, wholly-owned subsidiary of
CONSTELLATION SOFTWARE INC.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF TUESDAY, NOVEMBER 6, 2012, UNLESS THE OFFER IS EXTENDED.

October 10, 2012

To Our Clients:

        Enclosed for your consideration is an Offer to Purchase dated October 10, 2012 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by NHCC Merger Corp., a Delaware corporation ("Purchaser") and a direct, wholly-owned subsidiary of N. Harris Computer Corporation, a corporation organized under the Business Corporations Act (Ontario) ("Harris"), to purchase all of the outstanding shares of Common Stock, par value $0.001 per share (the "Common Stock"), of Computer Software Innovations, Inc., a Delaware corporation ("CSWI"), together with the associated common share purchase rights, and all of the outstanding shares of Series A Convertible Preferred Stock, par value $0.001 per share (the "Preferred Stock" and together with the Common Stock, the "Shares"), of CSWI at a purchase price of $1.10 per Share, net to the seller in cash, without interest thereon and less any applicable withholding or stock transfer taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase.

        Also enclosed is CSWI's Solicitation/Recommendation Statement on Schedule 14D-9.

        WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

        We request instructions as to whether you wish to tender any or all of the Shares held by us for your account according to the terms and conditions set forth in the Offer to Purchase and the Letter of Transmittal.

        Your attention is directed to the following:

  1.
  The purchase price offered by Purchaser is $1.10 per Share, net to the seller in cash, without interest and less taxes required to be withheld, upon the terms and subject to the conditions of the Offer to Purchase (the "Offer Price").

  2.
  The Offer is being made for all outstanding Shares.

  3.
  The board of directors of CSWI has unanimously: (i) determined that the Agreement and Plan of Merger, dated as of October 2, 2012 (as it may be amended from time to time, the "Merger Agreement"), by and among Harris, Purchaser, CSWI and (solely with respect to Section 9.14 thereof) Constellation Software Inc., a corporation organized under the Business Corporations Act (Ontario), and the transactions contemplated by the Merger Agreement, including the Offer and the Merger (as defined below), are advisable, fair to and in the best interests of CSWI's stockholders and (ii) authorized, approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Merger.

  4.
  The Offer is being made pursuant to the Merger Agreement under which, following the completion of the Offer and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into CSWI (the "Merger"), with CSWI being the surviving corporation in the Merger and becoming a direct, wholly-owned subsidiary of Harris. At the effective time of the Merger, each outstanding Share (other than Shares owned by Harris, Purchaser or CSWI, as treasury stock or otherwise, or any of their respective direct or indirect wholly-owned subsidiaries, all of which will be cancelled and retired and will cease to exist, and any Shares held by stockholders who validly exercise appraisal rights under Delaware law) will be automatically converted into the right to receive cash in an amount equal to the Offer Price, without interest and less any taxes required to be withheld, as set forth in the Merger Agreement and described in the Offer to Purchase.

  5.
  THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF TUESDAY, NOVEMBER 6, 2012 (THE "EXPIRATION TIME"), UNLESS THE OFFER IS EXTENDED BY PURCHASER.

  6.
  The Offer is conditioned upon, among other things, there being validly tendered in the Offer and not validly withdrawn prior to any then scheduled Expiration Time that number of shares of Common Stock which, together with the shares of Common Stock beneficially owned by Harris or Purchaser (if any), represents at least a majority of the Common Stock then outstanding (assuming conversion or exercise of all derivative securities regardless of the conversion or exercise price, the vesting schedule or other terms and conditions thereof but excluding shares of Common Stock issuable upon conversion of the Preferred Stock or exercise of the top-up option provided in the Merger Agreement). There is no financing condition to the Offer.

  7.
  Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Depositary (as defined below) or Georgeson Inc., which is acting as the Information Agent for the Offer, or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser in the Offer. However, U.S. federal income tax backup withholding (currently 28%) may be required unless an exemption applies and is properly demonstrated to the Depositary or unless the required taxpayer identification information and certain other certifications are provided to the Depositary. See Instruction 9 of the Letter of Transmittal.

        If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION TIME.

        Payment for Shares accepted for payment in the Offer will be made only after timely receipt by Computershare Inc. (the "Depositary") of (a) Share certificates (or a timely book-entry confirmation), (b) a properly completed and duly executed Letter of Transmittal, with any required signature guarantees (or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 3 of the Offer to Purchase, an Agent's Message (as defined therein) in lieu of a Letter of Transmittal), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when Share certificates or book-entry confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT.

        The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction or any administrative or judicial action pursuant thereto. However, Purchaser may take such action as it deems necessary to make the Offer in any jurisdiction and extend the Offer to holders of such Shares in such jurisdiction.

INSTRUCTION FORM
With Respect to the Offer to Purchase for Cash
All Outstanding Shares of Common Stock
(Including the Associated Rights) and
All Outstanding Shares of Preferred Stock
of
COMPUTER SOFTWARE INNOVATIONS, INC.
at
$1.10 Net Per Share
by
NHCC MERGER CORP.,
a direct, wholly-owned subsidiary of
N. HARRIS COMPUTER CORPORATION,
a direct, wholly-owned subsidiary of
CONSTELLATION SOFTWARE INC.

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 10, 2012, and the related Letter of Transmittal relating to the shares of Common Stock, par value $0.001 per share (the "Common Stock"), of Computer Software Innovations, Inc., a Delaware corporation ("CSWI"), and shares of Series A Convertible Preferred Stock, par value $0.001 per share (the "Preferred Stock" and together with the Common Stock, the "Shares"), of CSWI.

        This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

        The method of delivery of this document is at the election and risk of the undersigned. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Number of Shares to be Tendered*:

Account Number:

X

Signature(s)

Dated:

Name(s):

(Please Type or Print)

Address(es):

(Include Zip Code)

Area Code(s) and Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

*
Unless otherwise indicated, it will be assumed that you instruct us to tender all Shares held by us for your account.

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT,
NOT TO THE DEPOSITARY, INFORMATION AGENT, PURCHASER OR HARRIS.

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  Exhibit (a)(1)(E)
OFFER TO PURCHASE FOR CASH All Outstanding Shares of Common Stock (Including the Associated Rights) and All Outstanding Shares of Preferred Stock of COMPUTER SOFTWARE INNOVATIONS, INC. at $1.10 Net Per Share by NHCC MERGER CORP., a direct, wholly-owned subsidiary of N. HARRIS COMPUTER CORPORATION, a direct, wholly-owned subsidiary of CONSTELLATION SOFTWARE INC.